UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2026

REMSLEEP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53450	47-5386867
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 S Australian Ave, West Palm Beach FL 33414

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +1 561 668 0846

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 or Rule 12b-2 under the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of Registrant.

On May 27, 2026, the Board of Directors (the “Board”) of RemSleep Holdings, Inc. (the “Company”) acknowledged certain Stock Purchase Agreements dated May 26, 2026 (collectively, the “Stock Purchase Agreements”) that, according to the Board resolutions, resulted in transfers of shares among certain stockholders and a change in control of the Company.

The Board resolutions state that Roman Israel Wood sold 3,600,000 shares of Preferred C stock, 400,000 shares of Preferred B stock, and 4,000,000 shares of Preferred A stock to 1000152403 ONTARIO INC (an Ontario, Canada Corp) as control shares. This purchase of a control block of stock, approximately representing 80% control of the preferred shares, was made off the market in a private transaction on an all-cash basis. The transaction includes assumption of all current debt and obligations of the issuer and/or the preferred shareholder of various obligations guaranteed either corporatly of personally of approximately $300,000.00

In a separate non-related transaction, Roman Israel Wood sold 40,000,000 shares of restricted common stock under Rule 144 in a private off-the-market transaction on an all-cash basis to Miro Zecevic. The Board resolutions further state that Anita L. Michaels assigned 400,000 shares of Preferred C stock, 100,000 shares of Preferred B stock, and 1,000,000 shares of Preferred A stock to 1000152403 ONTARIO INC. (an Ontario, Canada Corp). The purchase of this assigned control block of stock represents about 20% of the preferred shares control bloc,k was made off the market in a private transaction on an all-cash basis.

Through these off-the-market transactions, 1000152403 ONTARIO INC (an Ontario Canada Corp) . acquired control of RemSleep Holdings Inc through the ownership of the aforementioned preferred shares.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2026, the Board accepted the resignations of Jeffrey Todd Marshall as Chief Executive Officer, Anita L. Michaels as Chief Operating Officer and Chairman of the Board, and Roman Israel Wood as President, Treasurer and Secretary. The resignations were effective May 27, 2026.

On May 27, 2026, the Board appointed Teresita Rubio as Treasurer and Chairman of the Board, Sanja Pekovic as President and Chief Executive Officer, and Irina Veselinovic as Secretary, effective May 27, 2026.

On June 1, 2026, the Board accepted the resignation of Sanja Pekovic as President and appointed Peter Downey as the Interim President, effective June 2, 2026. Sanja Pekovic continues to serve as Chief Executive Officer unless otherwise directed by the Company. Sanja Pekovic will focus on medical aspects of her new role, utilizing her medical background in soliciting facilities for research and development (R&D) opportunities for Rem Sleep Holdings Inc . Peter Downey mandate will be to focus on corporate matters of RemSleep Holdings Inc sales and revenue-generating opportunities in the e-commerce space.

The Board resolutions adopted on June 1, 2026 provide that the President shall not have authority, acting alone, to issue or authorize shares of the Company, withdraw, transfer or otherwise remove funds from any Company bank account, or execute documents or instruments or otherwise bind or act on behalf of the Company, unless such action has been reviewed and expressly approved in writing by both the Secretary and the Treasurer. The resolutions further provide that the Chairman retains authority, power and control with respect to the Company’s preferred shares, including rights, approvals, consents, voting control, designation, issuance, transfer, conversion, amendment and other actions relating to such preferred shares, subject to the Company’s governing documents, applicable law and duly adopted resolutions.

The information required by Items 401(b), 401(d), 401(e) and 404(a) of Regulation S-K with respect to each newly appointed officer and director, and the description of any material plan, contract or arrangement entered into or materially amended in connection with the appointments, is not available at the time of filing and will be provided by amendment to this Current Report on Form 8-K within four business days after such information is determined or becomes available.

Appointment of Peter Downey – President - Strategic and results-driven Executive with over 25 years of experience in alternative finance, investment banking, and business development. Proven track record in spearheading multi-million dollar capital acquisition projects, managing high-performing sales teams, and streamlining operations through AI and automation. Expert in business acquisition M&A financing, and commercial lending, with a focus on delivering high-velocity growth and relationship-focused capital solutions.

Appointment of Dr. Sanja Pekovic D.Sc. – CEO - Dr Sanja Pekovic, is a Principal Scientist and Project Leader at the Institute for Biological Research “Sinisa Stankovic” (IBISS), a University of Belgrade member since 1986, and Head of the Department of Neurobiology since 2006. She is a Professor of Experimental Models of CNS Diseases at PhD studies in Neurosciences at the Faculty of Biology, University of Belgrade, and Invited lecturer at PhD studies in Neurosciences, School of Medicine, University of Belgrade, course: Molecular Biology of the Nervous System. Dr Pekovic is a permanent member of the Working Groups representing Serbia in the following COST (European Cooperation in the Field of Scientific and Technical Research) actions: COST B10 (2001-2005) and COST B30 (2006-2010). Dr Pekovic participated as one of the project leaders in the preparation of several FP6 and FP7 European projects, and is a participant of a German-Serbian collaborative project (2010-2012). Also, she is a member of the Scientific and Organizing Boards of several conferences and congresses with international participation, and a member of IBISS Scientific Council and the Steering Board of the Association for Advancement of Clinical Research of Serbia. The focus of her research is on translational medicine and therapy of brain injury, multiple sclerosis, neurodegeneration, neuroinflammation, brain plasticity, and currently on early and sensitive biomarkers of neuroinflammation and neurodegeneration in serum and CSF of patients with traumatic brain injury.

Appointment of Teresita (Teresa) Rubio – Treasurer and Chairman - At the early age of 19, Teresa began working at one of the top retail stores in Argentina while continuing her studies in the field of Accounting, where she gained experience in the areas of bookkeeping, accounting, and controlling. After graduating as an accountant, she moved to Canada to pursue her career in her field of specialty by working at a Technology and Consulting Firm, where she gained technical experience and acquired a high degree of management as well as organizational skills. Teresa’s ability to meet deadlines, manage projects, multitask, and implement bookkeeping systems has made her a top Finance and Administration Manager. On many occasions, Teresa’s ability to speak four (Spanish, Italian, Portuguese, and English) languages has helped the company with foreign clients. Currently a retired snowbird. Teresa makes her home in a suburb near Toronto, Ontario, Canada and snowbirds in South Florida.

Appointment of Irina Veselinovic – Secretary - Irina Veselinovic has been a successful entrepreneur for over a decade and was recognized as a successful woman in business in 2024. She has extensive experience in business development, administration, accounting, investor relations, financial management, and corporate leadership. Ms. Veselinovic has worked with private companies for nearly two decades, during which time she developed strong leadership, administrative, accounting, investor relations, and financial intelligence skills. Her creativity and entrepreneurial versatility are also reflected in her professional endeavors in the interior design and fashion industries. In addition, Ms. Veselinovic has been involved with publicly traded companies for approximately 15 years, where she further developed her knowledge of corporate administration, public company reporting obligations, and legal compliance requirements. She has served as Chief Executive Officer and Secretary of several public companies.

On June 2, 2026, the Board of Directors (the “Board”) of RemSleep Holdings Inc. (the “Company”) approved compensatory arrangements for Scott Hasselbring and Roman Israel Wood in recognition of their extraordinary services to the Company during a period of transition and asset preservation.

Compensation for Scott Hasselbring

The Board has authorized the issuance of 15,000,000 shares of the Company’s restricted common stock to Scott Hasselbring, in his capacity as the Executor of the Estate of Thomas Wood. This grant is intended to compensate Mr. Hasselbring for specialized services rendered in the preservation and management of Company assets, as well as additional professional obligations performed outside the scope of his duties as Executor of the Estate.

Compensation for Roman Israel Wood

The Board has reached a definitive agreement with Roman Israel Wood regarding compensation for his dedicated services and operational involvement with the Company from mid-February 2026 through June 1, 2026. Instead of cash compensation, Mr. Wood has agreed to a full and final settlement of his claims for services rendered in exchange for a one-time issuance of 30,000,000 shares of the Company’s restricted common stock.

Terms of Issuance

The shares described above will be issued as “restricted securities” under the Securities Act of 1933, as amended. The certificates or book-entry accounts representing these shares will bear customary restrictive legends prohibiting the sale or transfer of such shares absent an effective registration statement or an applicable exemption from registration requirements.

Item 8.01 Other Events.

On or about June 1, 2026, REMSleep Holdings, Inc. (the “Company”) began implementing certain operational and administrative changes in connection with its transition plan under new management.

The Company has closed its former office located in Georgia and has relocated its principal office operations to Florida. In connection with the relocation, the Company has also established a new warehouse facility in Florida to support its ongoing business operations located at 1900 6th Ave, South Lake Worth, FL 33461.

The Company is transitioning its business model away from the prior retail “cash and carry” walk-in traffic model in the rural town of Blackshear, Georgia, toward a business model focused more heavily based on Internet e-commerce and e-retail sales channels such as eBay and similar e-tailers launching nationwide and then moving on to International markets. Management believes the relocation and warehouse establishment in Florida are intended to better support the Company’s updated operational direction and customer fulfillment requirements.

On June 3 2026 the Company has re-engaged its auditor and accountant and made satisfactory arrangements to review and complete the late and outstanding Q1 routine filing. The Company expects to be in a position to make the Q1 filing within the allotted extension time period. Moreover, the Company has placed certain safeguards in place to ensure future mandatory and required routine filing timelines and obligations are met.

The Company has updated its records with the State of Nevada to reflect the recent management changes approved by the Board of Directors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Board Resolutions adopted May 27, 2026
99.2	Board Resolutions adopted June 1, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMSLEEP HOLDINGS, INC.

Date: June 2, 2026	By:	/s/ Sanja Pekovic
	Name:	Sanja Pekovic
	Title:	Chief Executive Officer

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from those expressed or implied. Forward-looking statements include, but are not limited to, statements regarding anticipated commercial activities, capital raising efforts, product distribution, and leadership transitions. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements.